EXHIBIT 10.5
MSC INDUSTRIAL DIRECT CO., INC. DEFERRED COMPENSATION PLAN FOR
NON-EXECUTIVE DIRECTORS AND CONSULTANTS

Preamble

The MSC Industrial Direct Co., Inc. Deferred Compensation Plan for Non-Executive Directors and Consultants (the “Plan”) is adopted effective as of November 1, 2023 by MSC Industrial Direct Co., Inc. (“the Company”). The Company intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded plan maintained primarily for the benefit of non-executive members of the Company’s Board of Directors and to fulfill the applicable requirements of Section 409A.

ARTICLE 1 DEFINITIONS

1.1.Defined Terms. Certain words and phrases are defined when first used in later paragraphs of this Plan. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

“Account” means, with respect to any Participant, a bookkeeping entry used as a measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan and subject to such limits, rules and procedures as the Committee from time to time may adopt under this Plan. The Committee and the Record Keeper may establish and use sub-accounts and other record keeping entries with respect to any Participant’s Account, including without limitation any Deferral Account applicable to such Participant.

“Account Balance” means, with respect to any Participant at any particular time, the sum at such time of such Participant’s Deferral Account balances. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

“Affiliate” means a corporation, partnership, limited liability company or other entity that is required to be considered, together with the Company, as a single employer under §414(b) of the Code (employees of a controlled group of Companies) or §414(c) of the Code (employees of partnerships or limited liability companies under common control). For purposes of determining a controlled group of Companies under §414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in §1563(a)(1), (2), and (3) of the Code. For purposes of determining trades or businesses that are under common control for purposes of §414(c) of the Code, “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation §1.414(c)-2. An entity shall not be considered an “Affiliate” for any period of time prior to satisfying the controlled group or common control tests described above.

“Beneficiary” means one or more persons, trusts, estates, or other entities, designated in accordance with Article 8 that are entitled to receive benefits under this Plan upon the death of a Participant.

“Beneficiary Designation Form” means the form established from time to time by the Committee that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries. Beneficiary Designation Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.

“Board of Directors” shall mean the Board of Directors of the Company.
“Calendar Year” means the annual period measured from January 1 to December 31. “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Committee” means the Compensation Committee of the Board of Directors. “Company” means MSC Industrial Direct Co., Inc.
“Deferral Account” means an Account consisting of the sum of (i) all of a Participant’s deferrals of Director Fees, Stock Unit Deferrals, plus Notional Investment Adjustments in value credited or debited thereon in accordance with Article 4, less (iii) all distributions from such account.

“Deferral Election Form” means notice filed by a Participant with the Record Keeper specifying the amount of the Participant’s Pay Type(s) to be deferred, and the time and form of distribution payments. Deferral Election Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.

“Director Fees” means any all cash fees payable to a Non-Executive Director for service on the Board of Directors or on a committee of the Board of Directors, including without limitation any meeting fees or excess meeting fees.

“Dividend Equivalent” shall have the meaning set forth in the Equity Plan. “Effective Date” means November 1, 2023.
“Eligible Consultant” means any consultant or advisor who is eligible to participate in the Equity Plan and who is selected to participate herein in accordance with the provisions of Article 2.

“Equity Plan” means MSC Industrial Direct Co., Inc. 2023 Omnibus Incentive Plan, as amended and in effect from time to time.

“Hardship Distribution” means any distribution or waiver of deferral granted by the Committee pursuant to Article 7.

“Non-Executive Director” means any non-executive director serving on the Board of Directors.

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“Notional Investment” means any security, fund, account, sub-account, index, formula or other instrument, asset, measure or method from time to time designated by the Committee as a means to calculate the amount of any Notional Investment Adjustment, if determined to be offered by the Committee. Notional Investment shall mean Shares with respect to deferred RSUs, any Dividend Equivalents attributable to any RSU deferrals, and Stock Unit Deferrals.

“Notional Investment Adjustment” means earnings, gains, losses and any other adjustments made with respect to any amounts deferred, which adjustments are made based on the performance of a Notional Investment pursuant to Article 4.

“Participant” means any Non-Executive Director and any Eligible Consultant (i) who elects to participate in the Plan, (ii) who signs the required Deferral Election Forms, , (iii) whose signed Deferral Election Forms are accepted by the Committee, and (iv) who commences participation in the Plan. A spouse or former spouse (or Beneficiary) of a Participant shall not be treated as a Participant in the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

“Permissible Change Election” means an election to change the time or form of payment of any benefit under the Plan that:

(a)does not take effect until at least 12 months after the date on which such election to delay or change is made;

(b)is made at least 12 months prior to the date previously scheduled for the payment affected thereby;

(c)postpones the payment affected thereby for a period of not less than 5 years from the date when such payment otherwise would have been made; provided, however, that this restriction shall not apply in the case of a payment on account of a death or an Unforeseeable Emergency; and

(d)does not accelerate the scheduled time for payment of any distribution, except as permitted under Section 409A Requirements.

For purposes of the foregoing, unless otherwise required under applicable Section 409A Requirements, any distribution that a Participant elects to receive in a series of installments shall be treated as being a single payment on the date of the first installment of such series.

“Plan” means this MSC Industrial Direct Co., Inc. Deferred Compensation Plan for Non- Executive Directors and Consultants as amended and in effect from time to time.

“Plan Year” means each Calendar Year beginning with the calendar year which first follows the Effective Date.

“Record Keeper” means the party designated as the Record Keeper, as such designation may be amended from time to time in the discretion of the Committee. In the absence of any such

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designation, or should the Record Keeper be unable or unwilling to serve, the Company shall perform the duties of the Record Keeper under this Plan.

“RSU” means an award of restricted stock units granted to a Non-Executive Director or Eligible Consultant pursuant to Article 7 of the Equity Plan.

“Section 409A” means Section 409A of the Code, as the same may be amended from time to time, and any successor statute thereto. References to Section 409A or any requirement under Section 409A, as the same may be interpreted, construed or applied to this Plan at any particular time, shall be deemed to mean and include, to the extent then applicable and then in force and effect (but not to the extent overruled, limited or superseded), published guidance, regulations, notices, rulings and similar announcements issued by the Internal Revenue Service or by the Secretary of the Treasury under or interpreting Section 409A, decisions by any court of competent jurisdiction involving a Participant or a Beneficiary and any closing agreement made under §7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, all as determined by the Committee in good faith, which determination may (but shall not be required to) be made in reliance on the advice of such tax counsel or other tax professional(s) with whom the Committee from time to time may elect to consult with respect to any such matter.

“Section 409A Discretionary Payment Period” means with respect to any designated payment date, the period during which payments will be treated as having been made upon such designated payment date under Treasury Regulation §1.409A-3(d), providing for payments to be treated as timely if made no earlier than thirty (30) days prior to such designated payment date and no later than the end of the Calendar Year in which such designated payment date occurs, or if later, by the 15th day of the third calendar month following such designated payment date.
“Section 409A Requirement” means any requirement under Section 409A, the failure of which would result in the imposition or accrual of interest or additional taxes under Section 409A on or with respect to any income intended to be deferred under the Plan.

“Shares” shall have the meaning set forth in the Equity Plan.

“Stock Unit Deferrals” means (i) RSU deferrals and (ii) any Dividend Equivalents attributable to any RSU deferrals.

“Termination” or “Separation from Service” shall be interpreted consistently with all Section 409A Requirements according to the following specifications:

(a)Non-Executive Director. A Non-Executive Director is considered to have a Termination or Separation from Service when the Non-Executive Director ceases to be a member of the Board of Directors by reason other than death and ceases to perform any services.
(b)Eligible Consultant. An Eligible Consultant is considered to have a Termination or Separation from Service upon the cessation of the contract (or in the case of more than one contract, all contracts) under which services are performed to the Company or an Affiliate, provided that such cessation constitutes a good-faith and complete termination of the contractual relationship.

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“Unforeseeable Emergency” means, with respect to any particular Participant, (i) a severe financial hardship of such Participant resulting from an illness or accident suffered by such Participant, by such Participant’s spouse or by a dependent (within the meaning of §152 of the Code without regard to §152(b)(1), (b)(2) and (d)(1)(B) of the Code) of such Participant; (ii) a Participant’s loss of property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. It is the Company’s responsibility to determine whether there is an Unforeseeable Emergency in accordance with Section 409A with respect to any Participant and to advise the Record Keeper accordingly.

* * * * * *

It is intended that the Plan shall conform with all applicable Section 409A Requirements. Accordingly, in interpreting, construing or applying any of the foregoing definitions or any of the terms, conditions or provisions of the Plan, the same shall be construed in such manner as shall meet and comply with Section 409A Requirements then applicable thereto, and in the event of any inconsistency with any Section 409A Requirements, the same shall be reformed so as to meet such Section 409A Requirements to the fullest extent then permitted without penalty (and without imposition or accrual of interest or additional taxes) under Section 409A.

ARTICLE 2 ELIGIBILITY AND PARTICIPATION

2.1.Selection. Participation in the Plan shall be limited to Non-Executive Directors and Eligible Consultants, as determined by the Committee in its sole discretion. Any action so taken with respect to any particular Participant or group of Participants shall not imply a right on the part of any other Participant or group of Participants to enroll for or receive additional benefits or amounts of benefits. The Committee may terminate the right of any existing Participant to file additional Deferral Election Forms under this Plan, and shall terminate any such right for a Participant who ceases to meet any of the requirements applicable to participation in this Plan.

2.2.Enrollment. As a condition to participate, each Non-Executive Director and Eligible Consultant shall complete, execute and return to the Record Keeper the required Deferral Election Forms within thirty (30) days after he or she is selected to participate in the Plan. The Committee may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary, convenient or appropriate to carry out any of the purposes or intent of the Plan or to better assure the Plan’s compliance with Section 409A Requirements. Non- Executive Directors and Eligible Consultants also shall submit to the Record Keeper a Beneficiary Designation Form, but receipt of the Beneficiary Designation Form within thirty (30) days of eligibility shall not be a condition to enrollment in this Plan.

2.3.Eligibility. Each Non-Executive Director or Eligible Consultant shall commence participation in the Plan as soon as practicable following the completion of the applicable enrollment period, or as of the following Plan Year, as determined by the Committee and as stated in the applicable Deferral Election Form, assuming all enrollment requirements have been completed, including timely submission of all required enrollment documents to the Record Keeper. If any Non-Executive Director or Eligible Consultant fails to meet all such requirements

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within the period required in accordance with Section 2.2, that Non-Executive Director or Eligible Consultant shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee (or its designee) of the required documents.

ARTICLE 3 CONTRIBUTIONS AND CREDITS

3.1.Deferral Amount. For each Plan Year, a Participant may elect to defer amounts of Director Fees and RSUs using a Deferral Election Form. Any deferral election shall be subject to such limits, rules and procedures from time to time established by the Committee prior to the applicable Plan Year and as provided in the Election Form.

3.2.Election to Defer.

3.2.1.Deferred Amounts. A Deferral Election Form shall apply to any Director Fees that are paid or RSUs granted to a Participant for any period of service that commences following the Calendar Year in which such Deferral Election Form is filed. Notwithstanding previous sentence, a Participant who first becomes eligible to participate in the Plan and who files a Deferral Election Form during the first thirty (30) days of such eligibility may be permitted to have that Deferral Election Form apply in the then-current Calendar Year, at the sole discretion of the Committee, and in such case, the initial deferral shall apply only to (i) any Director Fees that are paid to such Participant for any period of service that commences after the date that such Deferral Election Form is filed or (ii) any RSU that vests more than twelve months from the date that such Deferral Election Form is filed.

3.2.2.Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election shall be made by completing a new Deferral Election Form for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, which elections shall be made by timely filing with the Committee or its designee, in accordance with its and the Committee’s rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, unless the Committee determines to allow Deferral Election Forms to remain effective for future years and such form is not revised or revoked in a timely manner by the applicable Participant.

3.2.3.Changes. Deferral Election Forms filed prior to their applicable filing deadline hereunder may be changed, until such filing deadline occurs, by filing an updated or amended Deferral Election Form in accordance with the foregoing requirements.

3.3.RSU Deferrals. On the date that a RSU and Dividend Equivalent award subject to a deferral election hereunder vests in accordance with the terms and conditions of the Equity Plan, a number of notional Shares equal to the number of Shares that would otherwise have been issuable in settlement of such RSU and Dividend Equivalent award shall be credited to a Participant’s Deferral Account and shall become Stock Unit Deferrals. RSUs and Dividend Equivalent awards subject to a deferral election hereunder shall be subject to the same terms and conditions regarding

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vesting and forfeiture to which the Participant would be subject to under the Equity Plan had the Participant not elected to defer receipt of such RSUs and Dividend Equivalents.

ARTICLE 4 ALLOCATION OF FUNDS

4.1.Credit/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account in accordance with this Article 4.

4.2.Notional Investment Calculations. The Committee shall designate in its sole discretion one or more Notional Investments to be used to calculate Notional Investment Adjustments to be credited or debited to Participants’ Accounts, as if each Participant were making an actual investment in Notional Investments with his or her Account Balance. The Committee may also determine not to offer any such Notional Investment options, and this may also change each Plan Year. The Committee is under no obligation to offer any or any particular Notional Investments. If offered, Notional Investments shall be used to calculate bookkeeping entries in each Participant’s respective Account, and shall be utilized solely as a means to calculate and adjust Account Balances pursuant to this Plan. The Committee from time to time may delete, modify, substitute or otherwise change any Notional Investment under the Plan for any reason with respect to any future Account Balance calculations, and the Committee may impose such limits, rules and procedures governing the frequency, timing, methods and other matters pertaining to the calculation of Notional Investment Adjustments, and the use, effectiveness and application thereof, as the Committee from time to time may deem to be necessary, convenient or appropriate for purposes of administering the Plan.

4.3.Election of Notional Investment. If the Committee shall approve more than one Notional Investment to be used with respect to any Plan Year, then each Participant may elect one or more Notional Investment(s) to be used to calculate the Notional Investment Adjustments to be credited or debited, as the case may be, to his or her Account under this Article 4. Each Participant shall specify the portions of his or her Account to be allocated to one or more Notional Investments, if any, as if the Participant was making an actual investment in that Notional Investment with that portion of his or her Account Balance. The Committee may impose such limits, rules and procedures governing the frequency of permitted changes, timing of effectiveness, minimum and maximum amounts (if any) and other matters pertaining to Notional Investments, and the use, effectiveness and application thereof, as the Committee from time to time may deem to be necessary, convenient or appropriate for purposes of administering the Plan, including the designation of a default option in the event a Participant fails to make a valid election.

4.4.Credit or Debiting Method. The Participant’s Account will be credited or debited, as the case may be, with the increase or decrease in the performance of each Notional Investment selected by the Participant, if any, as though the portion of the Participant’s Account Balance was actually invested in the Notional Investments selected by the Participant, in the percentages (if more than one Notional Investment is available under this Plan) then applicable to each portion of the Participant’s Account. The value of each Notional Investment shall be calculated under the Plan as of the close of business on the business day when the published or calculated value of such

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Notional Investment becomes effective generally, but not more frequently than once per business day. The Committee from time to time may specify such times, frequencies, methods, rules and procedures for calculating the value of any particular Notional Investment (for example, specifying that interest on money market funds shall be calculated and credited on a monthly basis).

4.5.No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, each Notional Investment is to be used for measurement purposes only. A Participant’s election of any Notional Investment(s), the allocation of any portion of his or her Account thereto and the use of any Notional Investment(s) to calculate any Notional Investment Adjustment in value to be credited or debited to his or her Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Notional Investment. In the event that the Company, in its own discretion, decides to invest funds in any or all of the Notional Investments, no Participant shall have any rights or interests in or to any such investment. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only, and shall not represent any actual investment made on his or her behalf by the Company. The Participant shall at all times remain an unsecured creditor of the Company.

4.6.RSUs, Dividend Equivalents, and Notional Shares. All Stock Unit Deferrals shall be notionally invested in Shares from the vesting date applicable to the deferred RSUs and Dividend Equivalents, until such time as the deferred RSUs and Dividend Equivalents under the Participant’s Deferral Account are distributed to the Participant. Notional Shares credited to a Participant’s Deferral Account shall be subject to adjustment in the same manner and under the same circumstances as would apply to outstanding RSUs or Shares under the Equity Plan.

ARTICLE 5 VESTING

5.1. Vesting of Benefits. The Participant’s Account Balance attributable to his or her Deferral Accounts, and Notional Investment Adjustments thereto, will always be one hundred percent (100%) vested.

ARTICLE 6 DISTRIBUTION OF BENEFITS

6.1.Death Benefit.

6.1.1.Pre-Commencement Death Benefit. If a Participant dies prior to the commencement of his or her Separation from Service payment then the Company shall pay the Participant’s vested Account Balance as a death benefit to such Participant’s Beneficiary in a single cash lump sum upon death.

6.1.2.Post Commencement Death Benefit. If a Participant dies after the commencement of his or her Separation from Service payment, the Company shall pay the Participant’s vested Account Balance as a death benefit to such Participant’s Beneficiary in a single cash lump sum upon death.

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6.2.Separation from Service/Termination Benefit. In the event of a Participant’s Termination or Separation from Service, either voluntarily or involuntarily, the Company shall pay the Participant’s vested Account Balance to the Participant consistent with the Participant’s Deferral Election Form(s). The Deferral Election Form shall permit payment in the form of cash (or, in the case of Stock Unit Deferrals and any adjustments thereto, Shares) as either (i) a single lump sum following Termination or Separation from Service or (ii) if determined in the sole discretion of the Committee and provided on a Deferral Election Form, a series of equal annual installments for a period of no more than five (5) years following Termination or Separation from Service, or such other period of time as may be offered by the Committee and set forth on the Deferral Election Form. In the absence of a Participant’s express election as to the time and form of payment, payment shall be made in the form of cash (or, in the case of Stock Unit Deferrals and any adjustments thereto, Shares) as a single lump sum following Termination or Separation from Service.

6.3.Payments. A Participant’s vested Account Balance shall be distributed in one or more annual installments as set forth in the Participant’s Deferral Election Form. The amount shall be calculated by taking the amount of the Participant’s vested Account Balance divided by the total number of installments (in the case of a lump sum distribution, divided by one). This amount is to be valued as of the end of the day (the “Valuation Date”) that is the date of the event giving rise to the distribution or such other date as reasonably determined by the Committee. Payments shall be made as soon as practicable, but, in any event, within sixty (60) days after the Valuation Date (extended, in the case of death, by such reasonable period of time as the Committee may require to confirm the existence of such death within the Section 409A Discretionary Payment Period). If there shall be more than one installment to be paid, then each subsequent installment shall be calculated on the anniversary of the Valuation Date, by taking the Participant’s Account Balance as of the close of business on such anniversary, and dividing such amount by the number of installments then remaining, with payment to be made as soon as practical, but in any event within sixty (60) days of said anniversary. The final installment payment shall be equal to the remaining Account Balance of the Participant. In no event shall the amount of any lump sum or installment payment to a Participant exceed the remaining vested Account Balance of such Participant. For purposes of the foregoing, unless otherwise required under applicable Section 409A Requirements, any distribution that a Participant elects to receive in a series of installments shall be treated as being a single payment on the date of the first installment of such series.

6.4.No Acceleration; Changes; Certain Delays. The time or schedule for payment of any distribution under the Plan may not be accelerated, except as set forth in this Plan and as permitted under applicable Section 409A Requirements. No election may be made to change the time or form of payment of any distribution under this Plan, or any installment thereof, except for a Permissible Change Election. Despite the foregoing, to the extent consistent with applicable Section 409A Requirements, the Committee may elect to delay payment of any benefit hereunder if such benefit would violate securities laws, or if there is a bona fide payment dispute (but only if the applicable Participant or Beneficiary is diligently attempting to collect the applicable benefit and does not control the Company or the Committee, or control the Company’s or the Committee’s decisions with respect thereto); and to the extent permitted under Section 409A Requirements, the time or schedule of payment of a benefit hereunder may be accelerated:

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(a)to the extent that such benefit (or this Plan as it pertains thereto in the case of any particular Participant) fails to meet Section 409A Requirements, but only in an amount equal to the amount required to be included in income as a result of the failure to comply with Section 409A Requirements;

(b)for payment to an individual other than a Participant, to the extent necessary to fulfill a domestic relations order as provided in Section 11.6; or

(c)as more particularly provided in Section 6.10, Article 7 or Section 11.8.

6.5.No Duplication of Benefits. This Plan is intended to provide benefits based on a Participant’s Account Balance, subject to the terms and conditions hereof. Nothing in this Plan shall be construed to express or imply the right of any Participant to receive, or to have his or her Beneficiary(ies) receive, benefits in amounts exceeding in the aggregate his or her vested Account Balance.

6.6.Date of Payment. The timing of payment hereunder shall in all events comply with all Code Section 409A Requirements. All designated payment events shall be interpreted so as to be limited to permissible payment events under Code Section 409A. Any discretion exercised by the Committee with respect to the timing of payments hereunder shall come within the Section 409A Discretionary Payment Period.

6.7.Tax Withholding and Reporting. The Company shall have the right to deduct any required withholding taxes from any payment made under this Plan.

ARTICLE 7 UNFORESEEABLE EMERGENCIES

7.1.Application for Hardship Distribution or Deferral Election Termination. In the event that any Participant incurs an Unforeseeable Emergency, if consistent with applicable Section 409A Requirements, such Participant may apply to the Committee for a Hardship Distribution in the form of (i) cancellation of existing deferral elections for amounts not yet earned by such Participant, and (ii) to the extent cancellation of all such elections is insufficient to satisfy the needs resulting from such Unforeseeable Emergency, an accelerated payment (“Hardship Distribution”) of some or all of such Participant’s vested Account Balance. The Committee shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, to allow such application, in full or in part, or to refuse to make a Hardship Distribution. In the event that any Participant receives a distribution from this Plan due to an unforeseeable emergency or a hardship pursuant to Treasury Regulation §1.401(k)-1(d)(3) (or successor regulation thereto, to the extent recognized for these purposes under Section 409A Requirements), such Participant’s existing deferral elections for amounts not yet earned by such Participant shall be cancelled for the remainder of the Plan Year.

7.2.Amount of Distribution. In no event shall the amount of any Hardship Distribution payment exceed the lesser of: (a) the Participant’s vested Account Balance, or (b) the amount determined by the Committee to be necessary to alleviate the hardship, including any taxes payable by the Participant as a result of receiving such Hardship Distribution, and which is not reasonably available from other resources of the Participant, including reimbursement or compensation from

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insurance or otherwise, by liquidation of the Participant’s assets (unless liquidation of such assets would cause severe financial hardship) or by cessation of deferrals under this Plan or other nonqualified plans in which such Participant participates, all in a manner consistent with any applicable Section 409A Requirements.

7.3.Rules Adopted by Committee. The Committee shall have the authority to adopt additional rules and procedures relating to Hardship Distributions. The request to take a Hardship Distribution shall be made by filing a form provided by and filed with the Committee and shall be accompanied by appropriate documentation evidencing the existence and extent of the hardship consistent with Section 409A Requirements.

ARTICLE 8 BENEFICIARY DESIGNATION

8.1.Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefit under this Plan after the Participant’s death. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designation under any other plan of the Company in which the Participant participates.

8.2.Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Record Keeper. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, then to the extent required by applicable law, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Record Keeper. The Committee and the Record Keeper shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

8.3.Acknowledgement. No designation or change in designation of a Beneficiary shall be effective until received and accepted by the Committee.

8.4.No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant’s estate.

8.5.Doubt as to Beneficiary. If the Record Keeper has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Committee’s satisfaction.

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8.6.Discharge of Obligation. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under the Plan with respect to the Participant.

ARTICLE 9
MANAGEMENT AND ADMINISTRATION OF THIS PLAN

9.1.The Committee.

9.1.1.The Committee shall be responsible for the management, operation and administration of the Plan, and for processing claims under Article 10. The Committee shall administer the Plan in accordance with its terms and shall have the discretion, power and authority to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination shall be conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under the Plan. The Committee from time to time may employ others to render advice with regard to its responsibilities under this Plan and to perform services under this Plan, including the services contemplated to be performed by the Record Keeper. The Committee may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties.

9.1.2.No member of the Committee will have any right to vote or decide upon any matter relating solely to such member under the Plan or to vote in any case in which such member’s individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and a majority of the remaining members cannot agree, the Company’s Board of Directors will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which such member is disqualified.

9.2.Information from Company. The Company and each Affiliate shall supply full and timely information to the Committee and the Record Keeper on all matters as may be required properly to administer the Plan. The Committee and the Record Keeper may rely upon the correctness of all such information as is so supplied and shall have no duty or responsibility to verify such information. The Committee and the Record Keeper shall also be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by or on behalf of the Company or the Committee with respect to the Plan.

9.3.Indemnification. The Company, to the fullest extent permitted by applicable law, shall indemnify and hold harmless the members of the Committee, the Record Keeper and their respective employees, officers, directors, partners, agents, affiliates and representatives, from and against any and all claims, losses, liabilities, costs, damages and expenses (including without limitation reasonable attorneys’ fees) arising from any action or failure to act with respect to this Plan on account of such party’s services hereunder, except in the case of gross negligence or willful misconduct.

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9.4.Section 409A Compliance. The Company intends that this Plan will be established, construed, administered and applied in compliance with all Section 409A Requirements, but in light of uncertainty with respect to such requirements and limits, the Company reserves the right to unilaterally interpret or amend the Plan and/or any Deferral Election Form without the consent of the Participants and to take any actions that may be appropriate to comply with the Section 409A Requirements.

ARTICLE 10 CLAIMS PROCEDURES

10.1. Claims Procedure. Any person making a claim for benefits under the Plan must submit the claim in writing to the Committee or its designee. If the Committee or its designee denies the claim in whole or in part, it will issue to the claimant a written notice explaining the reasons for the denial (with specific reference to the Plan provisions on which the denial is based) and identifying any additional information or documentation that might enable the claimant to perfect the claim. The claimant may, within sixty (60) days of receiving a written notice of denial, submit a written request for reconsideration to the Committee or its designee, together with a written explanation of the basis for the request. The Committee or its designee will consider any such request and will provide the claimant with a written decision, which will include a written explanation of the reasons for the decision (with reference to the specific Plan provisions on which the decision is based). All interpretations, determinations, and decisions of the Committee with respect to any claim will be final and conclusive in the absence of clear and convincing evidence that the interpretation, determination, or decision was made arbitrarily or capriciously.

ARTICLE 11 MISCELLANEOUS

11.1.Rabbi Trust. The Company is responsible for the payment of amounts owing to Participants and Beneficiaries under the Plan. At the Company’s sole discretion, the Company may establish a grantor trust under Subpart E of Subchapter J, Chapter 1 of the Code for the purpose of holding any assets intended to fund the payment of any benefits under this Plan. The Company shall have no obligation to make any contributions or deposits into such trust and all assets of such trust shall remain subject to the claims of the Company’s creditors generally in the event of any insolvency or bankruptcy of the Company. To the extent any benefits provided under the Plan are paid from a grantor trust, the Company will have no further obligation to pay Plan benefits. Any Plan benefits not paid from the grantor trust will remain the Company’s obligation.

11.2.No Right to Company Assets Unsecured Claim. Payments to any Participant or Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Company. No person shall have any interest in any such asset by virtue of any provision of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

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In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of a Participant or any other property, to allow the Company to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.

11.3.Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.4.Furnishing Information. Each Participant and his or her Beneficiary(ies) shall cooperate with the Committee and the Record Keeper by furnishing any and all information requested by the Committee or the Record Keeper and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

11.5.No Contract. Nothing contained herein shall be construed to be a service contract for any term of years, nor as conferring upon any Participant the right to continue to be engaged by the Company or any Affiliate in his or her present capacity or in any capacity. It is expressly understood that this Plan relates to the payment of deferred compensation for each Participant’s services, and is not intended to be a contract.

11.6.Benefits Not Transferable. No Participant or Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such Participant or Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or Beneficiary. Any such attempted assignment shall be void.

The interest in the benefits hereunder of a spouse of a Participant who predeceases the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

Notwithstanding the foregoing, to the extent necessary to comply with the terms of a “domestic relations order” (as defined in §414(p)(1)(B) of the Code) the Committee may cause all or a portion of a Participant’s Account Balance to be segregated into a sub-Account for the benefit of the Participant’s spouse, child or other dependent identified in such order as the alternative payee and give such alternative payee (or their legal representative if such alternative payee is incompetent or a minor), as applicable (i) the same Notional Investment alternatives as are available to the Participant under the Plan with respect to such sub-Account until distributed, and
(ii) the same distribution form and timing options as are available to the Participant under the Plan or an immediate lump sum payment, all as directed by the domestic relations order and subject to compliance with Code Section 409A Requirements.

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11.7.Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

11.8.Amendment and Termination. To the extent consistent with Section 409A Requirements, this Plan may be amended or terminated by the Company at any time, without notice to or consent of any person, pursuant to resolutions adopted by the Company. Any such amendment or termination shall take effect as of the date specified therein and, to the extent permitted by law and Section 409A Requirements, may have retroactive effect. However, no such amendment or termination shall reduce the vested balance then credited to the Participant’s Account Balance under Article 4.

11.9.The Company reserves the right to terminate its participation in this Plan. Except as otherwise provided below, the termination of the Plan shall not affect the distribution provisions in effect for the Accounts maintained under the Plan, and all amounts deferred prior to the date of any such Plan termination shall continue to become due and payable in accordance with the distribution provisions in effect immediately prior to such Plan termination. Payment of the Account Balances may be accelerated upon Plan termination and liquidation of the Plan only in compliance with all Section 409A Requirements as then in effect. Notice. Either the Committee or the Record Keeper may specify that any election, form, designation, agreement or communication by a Participant under the Plan shall be made or submitted online at a site on the World Wide Web designated for such purpose, or by other reasonable electronic means. Subject to the foregoing, any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed, if to the Company or the Committee, to the Company at 515 Broadhollow Road, Suite 100 Melville, NY 11747, and if to the Record Keeper, to the Record Keeper at the address provided by the Committee, and if to any Participant, to such Participant’s address most recently submitted by him or her to the Record Keeper (and in the absence of such submission, as most recently appearing on the records of the Company). The date of such mailing shall be deemed the date of notice, consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

11.10.Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Record Keeper, the Company and the Plan from further liability on account thereof.

11.11.Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

Signature Pages Follows

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers on this 7th day of November, 2023.

MSC INDUSTRIAL DIRECT CO., INC.

By:

Name: Neal Dongre

Title: Vice President, General Counsel & Corporate Secretary

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